EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement of SeaLife Corporation on Form S-8 of our report, dated August 28, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of SeaLife Corporation for its fiscal year ended May 31, 2004.


/s/ Terance Kelley
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Terance Kelley
Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
March 28, 2005